Exhibit 99.2

Associated Estates Realty Corporation Second Quarter 2006 Earnings Release and Supplemental Financial Data

Cambridge at Buckhead

3432 Piedmont Road NE

Atlanta, GA 30305

Tel: (404) 816-3432

WebSite: www.cambridgeatbuckhead.com

The Cambridge at Buckhead is a premier community within minutes of outstanding entertainment, premier shopping, and fine dining. Distinctive features include vaulted ceilings, a Mediterranean sunroom, formal dining room, and architectural columns, as well as a courtyard swimming pool with poolside WIFI, a gazebo grill at the pool, and so much more.

Associated Estates Realty Corporation Phone: (216) 261-5000

5025 Swetland Court Fax: (216) 289-9600

Cleveland, Ohio 44143-1467 Web Site: www.aecrealty.com

Investor contact: Barbara E. Hasenstab

Vice President of Investor Relations

and Corporate Communications

(216) 797-8798

IR@aecrealty.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2006 performance, which are based on certain assumptions. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expects," "projects," "believes," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements. Investors are cautioned that the Company's forward-looking statements involve risks and uncertainty, that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the ability of the Company to consummate the sale of properties pursuant to its current plan, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; risks of a lessening of demand for the multifamily units owned or managed by the Company; competition from other available multifamily units and changes in market rental rates; increases in property and liability insurance costs; changes in real estate taxes and other operating expenses (e.g., cleaning, utilities, repair and maintenance costs, insurance and administrative costs, security, landscaping, staffing and other general costs); weather and other conditions that might adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, and real estate tax valuation reassessments or millage rate increases; inability of the Company to control operating expenses or achieve increases in revenues; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks of personal injury claims and property damage related to mold claims because of diminished insurance coverage; catastrophic property damage losses that are not covered by the Company's insurance; risks associated with property acquisitions such as environmental liabilities, among others; changes in government regulations affecting properties, the rents of which are subsidized and certain aspects of which are regulated by the United States Department of Housing and Urban Development ("HUD") and other properties owned by the Company; inability to renew current contracts with HUD for rent subsidized properties at existing rents; changes in or termination of contracts relating to third party management and advisory business; risks related to the Company's joint ventures; and risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which they are located.

Associated Estates Realty Corporation Second Quarter 2006 Supplemental Financial Data

Associated Estates Realty Corporation Second Quarter Earnings

ASSOCIATED ESTATES REALTY CORPORATION REPORTS SECOND QUARTER RESULTS

Property Operations Continue to Exceed Expectations with Same-Communities Net Operating

Income Up 3.4 Percent;

Company Moves Portfolio Realignment Strategy Forward with Two Asset Sales

Cleveland, Ohio - July 27, 2006 - Associated Estates Realty Corporation (NYSE: AEC) today reported net income available to common shareholders of $26.7 million, or $1.58 per share, for the second quarter ended June 30, 2006, compared with a net loss available to common shareholders of $432,000, or $0.02 per share, for the second quarter ended June 30, 2005. The second quarter results include gains from property sales of approximately $2.06 per share in 2006 and $0.21 per share in 2005.

Funds from Operations (FFO) for the second quarter of 2006 were $0.01 per share and include $3.5 million in defeasance costs, or approximately $0.21 per share, associated with the prepayment of $36.0 million in debt. Excluding these costs, FFO for the second quarter of 2006 would have been flat compared with last year's second quarter FFO of $0.22 per share.

"Our second quarter FFO per share, excluding defeasance costs, was in line with our expectations," said Lou Fatica, vice president, chief financial officer and treasurer.

A reconciliation of net income (loss) applicable to common shares to FFO is included on page 9.

Total revenues for the second quarter of 2006 were $38.5 million, compared with $35.9 million for the second quarter of 2005, an increase of 7.2 percent.

Same-Communities (Market-Rate) Portfolio Results

Revenues for the second quarter from the Company's same-communities (market-rate) portfolio were up 5.3 percent and total property operating expenses for the same-communities (market-rate) portfolio increased 7.5 percent, resulting in a 3.4 percent increase in net operating income (NOI), compared with the second quarter last year. Physical occupancy was 95.2 percent at the end of the second quarter of 2006 compared with 95.0 percent at the end of the second quarter of 2005.

For the second quarter, the average net collected rent per unit for the same-communities (market-rate) properties increased 5.4 percent to $748 per month, compared with the second quarter of 2005. Net collected rent per unit for the Company's same-communities (market-rate) Midwest portfolio grew 3.8 percent, while net collected rent per unit for the Company's same-communities (market-rate) properties in the Mid-Atlantic/Southeast markets grew 9.5 percent.

"Revenue growth in our same-communities (market-rate) portfolio continued to exceed our expectations," said John T. Shannon, senior vice president of operations. Shannon noted that the revenue growth was primarily driven by increased rental rates, reduction of concessions and slightly higher occupancy.

"We expect the momentum from our same-communities (market-rate) portfolio performance to continue to drive our results in the second half of the year," he added.

Additional quarterly financial information, including performance by region for the Company's same-communities (market-rate) portfolio, is included on pages 13 through 21.

Associated Estates Realty Corporation Second Quarter Earnings

First Half Performance

For the six months ended June 30, 2006, net income available to common shareholders was $17.8 million, or $1.04 per share, compared with a net loss available to common shareholders of $7.3 million, or $0.37 per share for the comparable period of 2005. The results for these periods include gains from property sales of $2.03 per share and $0.21 per share, respectively.

Funds from Operations (FFO) for the six months ended June 30, 2006 were $(0.01) per share and include $7.1 million in defeasance costs, or approximately $0.42 per share, associated with the prepayment of $71.3 million in debt. Excluding these costs, FFO for the first half of 2006 would have been $0.41 per share. FFO for the first half of 2005 was $0.32 per share and includes non-cash redemption costs of approximately $2.2 million, or $0.11 per share, associated with the redemption of the Company's Class A Shares in January 2005. Excluding these costs, FFO for the first half of 2005 would have been $0.43 per share.

A reconciliation of net income (loss) applicable to common shares to FFO is included on page 9.

Corporate Activities

During the second quarter, the Company sold two Northeast Ohio high-rise apartment communities, as previously announced, at a blended after-capital cap rate of approximately 5.0%. Average occupancy at these communities was 91.0%. The net sales proceeds of $41.3 million were used to pay down debt.

The Company continues to expect to sell a total of $75 million in assets during 2006. Sales proceeds are currently expected to be used primarily to pay down debt and fund capital improvement programs in the Company's same-communities (market-rate) portfolio.

Outlook

The Company expects the majority of its FFO contributions to be delivered in the second half of the year as a result of the expected timing of property sales, and the use of sales proceeds to pay down debt.

"We are reiterating our expected FFO per share guidance of $0.98 to $1.02 per share for the year, excluding the effect of defeasance costs," said Fatica.

Assumptions relating to the Company's earnings guidance can be found on page 24.

Conference Call

A conference call to discuss the results will be held today, Thursday, July 27, at 2:00 p.m. Eastern. To participate in the call:

Via Telephone: The dial in number is 800-362-0571, and the passcode is "Estates."

Via the Internet (listen only): Access the Investor Relations page on the Company's website at www.aecrealty.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. Select the "Live Webcast" link at the top of the page and follow the brief instructions to register for the event. The webcast will be archived through August 10, 2006.

Associated Estates Realty Corporation Financial and Operating Highlights For the Three and Six Months Ended June 30, 2006 and 2005 (Unaudited; in thousands, except per share and ratio data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
OPERATING INFORMATION	2006	2005	2006	2005

Total revenue	$ 38,466	$ 35,875	$ 75,898	$ 69,549
Property revenue	$ 35,003	$ 32,878	$ 69,045	$ 63,860
Net income (loss) applicable to common shareholders	$ 26,701	$ (432)	$ 17,816	$ (7,275)
Per share:
Basic	$ 1.58	$ (.02)	$ 1.04	$ (0.37)
Diluted	$ 1.58	$ (.02)	$ 1.04	$ (0.37)

Funds from Operations (FFO) (1)	$ 171	$ 4,401	$ (140)	$ 6,177

FFO excluding defeasance costs and/or preferred
redemption costs (2)	$ 3,695	$ 4,401	$ 6,944	$ 8,340

FFO per share - basic and diluted	$ 0.01	$ 0.22	$ (0.01)	$ 0.32

FFO per share excluding defeasance costs and/or
preferred redemption costs -basic and diluted	$ 0.22	$ 0.22	$ 0.41	$ 0.43

Funds Available for Distribution (FAD)(1)	$ 2,259	$ 3,447	$ 4,915	$ 7,167

Dividends per share	$ 0.17	$ 0.17	$ 0.34	$ 0.34

Payout ratio - FFO	1700%	77.3%	(3400.0)%	106.3%
Payout ratio - FFO excluding defeasance costs and/or
preferred redemption costs	77.3%	77.3%	82.9%	79.1%
Payout ratio - FAD	130.8%	94.4%	117.2%	91.9%

General and administrative expense	$ 2,647	$ 2,091	$ 4,993	$ 4,141
Interest expense (3)	$ 9,907	$ 10,047	$ 20,246	$ 19,697
Interest coverage ratio (4)	1.51:1	1.54:1	1.46:1	1.55:1
Fixed charge coverage ratio (5)	1.35:1	1.39:1	1.31:1	1.38:1
General and administrative expense to property revenue	7.6%	6.4%	7.2%	6.5%
Interest expense to property revenue	28.3%	30.6%	29.3%	30.8%
Property NOI (6)	$ 18,137	$ 17,327	$ 35,327	$ 33,535
ROA (7)	7.4%	7.4%	7.4%	7.4%
Same community market-rate revenue increase	5.3%	8.5%	5.4%	5.5%
Same community market-rate expense increase	7.5%	10.9%	8.2%	9.6%
Same community market-rate NOI increase	3.4%	6.5%	2.9%	2.2%
Same community market-rate operating margins	51.9%	52.8%	51.5%	52.7%

(1) See page 9 for a reconciliation of net income (loss) to these non-GAAP measurements and page 25 for the Company's definition of these non-GAAP measurements.

(2) See page 25 for the Company's definition of this non-GAAP measurement.

(3) Excludes amortization of financing fees of $256 and $538 for 2006 and $352 and $624 for 2005. Additionally, it excludes $3,524 and $7,083 of defeasance costs for 2006.

(4) Is calculated as EBITDA divided by interest expense, including capitalized interest and amortization of deferred financing costs, and excluding defeasance costs and preferred redemption cost write-off. See page 26 for a reconciliation of net income (loss) to EBITDA and for the Company's definition of EBITDA.

(5) Represents interest expense and preferred stock dividend payment coverage, excluding defeasance costs and preferred redemption cost write-off.

(6) See page 27 for a reconciliation of net income (loss) to this non-GAAP measurement and for the Company's definition of this non-GAAP measurement.

(7) ROA is calculated as trailing twelve month Property NOI divided by average gross real estate assets.

Associated Estates Realty Corporation Financial and Operating Highlights Second Quarter 2006 (Unaudited; in thousands, except per share and ratio data)

	June 30,	December 31,
MARKET CAPITALIZATION DATA	2006	2005

Net real estate investments	$ 630,973	$ 645,937
Total assets	$ 661,332	$ 719,242

Debt	$ 511,788	$ 573,570
Minority interest	$ 2,172	$ 2,172
Preferred stock - 8.70% Class B Cumulative Redeemable Preferred
Shares	$ 58,000	$ 58,000
Total shareholders' equity	$ 111,529	$ 108,981

Common shares outstanding	17,064	17,950
Share price, end of period	$ 12.40	$ 9.04

Total market capitalization(1)	$ 804,045	$ 816,505

Undepreciated book value of real estate(2)	$ 920,026	$ 944,725

Debt to undepreciated book value of real estate	55.6%	60.7%

Debt to total market capitalization(1)	66.5%	73.0%

Annual dividend	$ 0.68	$ 0.68

Annual dividend yield based on share price, end of period	5.5%	7.5%

(1) Includes the Company's share of unconsolidated debt of $22,663 and $22,667 as of June 30, 2006 and December 31, 2005.

(2) Includes $4,559 and $4,556 of undepreciated real estate associated with one property classified as held for sale at June 30, 2006 and December 31, 2005.

Associated Estates Realty Corporation Financial and Operating Highlights Second Quarter 2006

PORTFOLIO INFORMATION
		No. of	Average Age of
Company Portfolio:	Properties	Units	Owned Properties
Directly owned:
Affordable Housing	12	1,246	28
"Same Community" Market-Rate	56	13,810	16
Acquisition	1	168	11
Held for Sale	1	120	26
Total directly owned	70	15,344	17
Joint ventures:
Affordable Housing	1	108	24
Market-Rate	1	843	6
Total joint ventures	2	951	8
Third party managed:
Affordable Housing (1)	29	4,680
Market-Rate (2)	6	1,240
Total third party managed	35	5,920

Total Company Portfolio	107	22,215

(1) Effective July 25, 2006, a 176 unit managed property was sold and the Company's management of the property was terminated.

(2) Effective July 19, 2006, a 340 unit advised property was sold and the Company's management of the property was terminated.

Associated Estates Realty Corporation Condensed Consolidated Balance Sheets Second Quarter 2006 (Unaudited; dollar amounts in thousands)

	June 30,	December 31,
	2006	2005
ASSETS
Real estate assets
Investment in real estate	$ 913,847	$ 939,149
Construction in progress	1,620	1,020
Less: accumulated depreciation	(284,770)	(294,505)
	630,697	645,664
Real estate associated with property held for sale, net	276	273

Real estate, net	630,973	645,937
Cash and cash equivalents	2,218	39,733
Restricted cash	8,284	8,497
Other assets	19,857	25,075
Total assets	$ 661,332	$ 719,242

LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgage notes payable	$ 473,608	$ 547,790
Lines of credit borrowings	12,400	-
Unsecured borrowings	25,780	25,780
Total debt	511,788	573,570
Accounts payable, accrued expenses and other liabilities	35,843	34,520
Total liabilities	547,631	608,090

Operating partnership minority interest	2,172	2,172

Shareholders' equity
Preferred shares, without par value; 9,000,000 shares authorized;
8.70% Class B Series II cumulative redeemable, $250 per share
liquidation preference, 232,000 issued and outstanding	58,000	58,000
Common shares, without par value, $.10 stated value; 41,000,000 authorized; 22,995,763 issued and 17,063,970 and 17,950,326
outstanding at June 30, 2006 and December 31, 2005, respectively	2,300	2,300
Paid-in capital	280,524	278,885
Accumulated distributions in excess of accumulated net income	(172,279)	(184,303)
Accumulated other comprehensive income	(33)	(25)
Less: Treasury shares, at cost, 5,931,793 and 5,045,437 shares
at June 30, 2006 and December 31, 2005, respectively	(56,983)	(45,877)
Total shareholders' equity	111,529	108,980
Total liabilities and shareholders' equity	$ 661,332	$ 719,242

Associated Estates Realty Corporation Consolidated Statements of Operations Three and Six Months Ended June 30, 2006 and 2005 (Unaudited; dollar and share amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
REVENUE
Property revenue	$ 35,003	$ 32,878	$ 69,045	$ 63,860
Management and service company revenue:
Fees, reimbursements and other	3,181	2,900	6,259	5,496
Painting services	282	97	594	193
Total revenue	38,466	35,875	75,898	69,549

EXPENSES
Property operating and maintenance	16,866	15,551	33,718	30,325
Depreciation and amortization	8,222	8,307	16,676	16,153
Direct property management and service companies expenses	3,501	3,178	6,724	6,021
Painting services and charges	342	181	749	301
General and administrative	2,647	2,091	4,993	4,141
Total expenses	31,578	29,308	62,860	56,941
Operating income	6,888	6,567	13,038	12,608
Interest income	115	73	496	186
Interest expense	(13,687)	(10,399)	(27,867)	(20,321)
(Loss) income before equity in net loss of joint ventures,
minority interest and income from discontinued operations	(6,684)	(3,759)	(14,333)	(7,527)
Equity in net loss of joint ventures	(142)	(235)	(248)	(500)
Minority interest in operating partnership	(16)	(16)	(32)	(32)
(Loss) income from continuing operations	(6,842)	(4,010)	(14,613)	(8,059)
Income from discontinued operations:
Operating income	81	808	229	1,522
Gain on disposition of properties	34,723	4,032	34,723	4,032
Income from discontinued operations	34,804	4,840	34,952	5,554
Net income (loss)	27,962	830	20,339	(2,505)
Preferred share dividends	(1,261)	(1,262)	(2,523)	(2,607)
Original cost associated with redemption of preferred shares	-	-	-	(2,163)
Net income (loss) applicable to common shares	$ 26,701	$ (432)	$ 17,816	$ (7,275)

Earnings per common share - basic:
(Loss) income from continuing operations applicable to common shares	$ (0.48)	$ (0.27)	$ (1.01)	$ (0.65)
Income from discontinued operations	2.06	0.25	2.05	0.28
Net income (loss) applicable to common shares	$ 1.58	$ (0.02)	$ 1.04	$ (0.37)

Earnings per common share - diluted:
(Loss) income from continuing operations applicable to common shares	$ (0.48)	$ (0.27)	$ (1.01)	$ (0.65)
Income from discontinued operations	2.06	0.25	2.05	0.28
Net income (loss) applicable to common shares	$ 1.58	$ (0.02)	$ 1.04	$ (0.37)

Weighted average shares outstanding - basic	16,872	19,598	17,076	19,585
Weighted average shares outstanding - diluted	16,872	19,598	17,076	19,585

Associated Estates Realty Corporation Reconciliation of Funds from Operations (FFO) and Funds Available for Distribution (FAD) (In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
CALCULATION OF FFO AND FAD	2006	2005	2006	2005

Net income (loss) applicable to common shares	$ 26,701	$ (432)	$ 17,816	$ (7,275)

Add: Depreciation - real estate assets	7,728	8,188	15,614	16,314
Depreciation - real estate assets - joint ventures	240	239	480	480
Amortization of joint venture deferred costs	9	9	17	17
Amortization of intangible assets	216	429	656	673
Less: Gain on disposition of properties	(34,723)	(4,032)	(34,723)	(4,032)
Funds From Operations (FFO) (1)	171	4,401	(140)	6,177

Add: Defeasance costs	3,524	-	7,084	-
Add: Original costs associated with redemption of
preferred shares	-	-	-	2,163

Funds From Operations (FFO) excluding defeasance
costs and/or preferred redemption costs (1)	3,695	4,401	6,944	8,340

Add: Depreciation - other assets	329	406	692	832
Depreciation - other assets - joint ventures	45	44	89	94
Amortization of deferred financing fees	256	352	538	624
Amortization of deferred financing fees - joint ventures	12	16	24	23

Less: Fixed asset additions (2)	(2,046)	(1,756)	(3,318)	(2,717)
Fixed asset additions - joint ventures (2)	(32)	(16)	(54)	(29)
Funds Available for Distribution (FAD) (1)	$ 2,259	$ 3,447	$ 4,915	$ 7,167

Weighted average shares outstanding - basic	16,872	19,598	17,076	19,585
Weighted average shares outstanding - diluted	16,872	19,598	17,076	19,585

PER SHARE INFORMATION:

FFO - basic and diluted	$ 0.01	$ 0.22	$ (0.01)	$ 0.32
FFO excluding defeasance costs and/or
preferred redemption costs - basic and diluted	$ 0.22	$ 0.22	$ 0.41	$ 0.43
Dividends	$ 0.17	$ 0.17	$ 0.34	$ 0.34
Payout ratio - FFO	1700.0%	77.3%	(3400.0)%	106.3%
Payout ratio - FFO excluding defeasance costs and/or
preferred redemption costs	77.3%	77.3%	82.9%	79.1%
Payout ratio - FAD	130.8%	94.4%	117.2%	91.9%

(1) See page 25 for the Company's definition of these non-GAAP measurements.

(2) Fixed asset additions exclude development, investment and non-recurring capital additions and only reflect the Company's prorata share of recurring joint venture capital additions.

Associated Estates Realty Corporation Discontinued Operations (1) Three Months Ended June 30, 2006 and 2005 (Unaudited; dollar and share amounts in thousands)

	Three Months Ended June 30,
	2006			2005
	Sold	Held for Sale	Total	Sold	Held for Sale	Total
REVENUE
Property revenue	$ 835	$ 291	$ 1,126	$ 4,466	$ 283	$ 4,749

EXPENSES
Property operating and maintenance	715	278	993	2,352	290	2,642
Depreciation and amortization	51	-	51	695	21	716
Total expenses	766	278	1,044	3,047	311	3,358
Operating income	69	13	82	1,419	(28)	1,391
Interest income	-	-	-	-	-	-
Interest expense, net	(1)	-	(1)	(583)	-	(583)
Gain on disposition of properties	34,723	-	34,723	4,032	-	4,032
Income (loss) from discontinued operations	$ 34,791	$ 13	$ 34,804	$ 4,868	$ (28)	$ 4,840

Earnings per common share - basic:
Income from discontinued operations	$ 2.06	$ 0.00	$ 2.06	$ 0.25	$ 0.00	$ 0.25

Earnings per common share - diluted:
Income from discontinued operations	$ 2.06	$ 0.00	$ 2.06	$ 0.25	$ 0.00	$ 0.25

Weighted average shares outstanding-basic	16,872	16,872	16,872	19,598	19,598	19,598
Weighted average shares outstanding-diluted	16,872	16,872	16,872	19,598	19,598	19,598

(1) In accordance with SFAS 144, the Company reports the results of operations and gain/loss related to the sale of real estate assets as discontinued operations. Real estate assets that are classified as held for sale are also reported as discontinued operations. The Company generally classifies properties held for sale when all significant contingencies surrounding the closing have been resolved. In many transactions, these contingencies are not satisfied until the actual closing of the transaction. Interest expense included in discontinued operations is limited to interest on mortgage debt specifically associated with properties sold or classified as held for sale.

Included in the table above are one property held for sale at June 30, 2006, two properties disposed of in 2006 and three properties disposed of in 2005.

Associated Estates Realty Corporation Discontinued Operations (1) Six Months Ended June 30, 2006 and 2005 (Unaudited; dollar and share amounts in thousands)

	Six Months Ended June 30,
	2006			2005
	Sold	Held for Sale	Total	Sold	Held for Sale	Total
REVENUE
Property revenue	$ 2,625	$ 596	$ 3,221	$ 8,773	$ 551	$ 9,324

EXPENSES
Property operating and maintenance	2,092	598	2,690	5,389	83	5,472
Depreciation and amortization	287	-	287	1,608	58	1,666
Total expenses	2,379	598	2,977	6,997	141	7,138
Operating income (loss)	246	(2)	244	1,776	410	2,186
Interest income	-	-	-	-	-	-
Interest expense, net	(15)	-	(15)	(664)	-	(664)
Gain on disposition of properties	34,723	-	34,723	4,032	-	4,032
Income (loss) from discontinued operations	$ 34,954	$ (2)	$ 34,952	$ 5,144	$ 410	$ 5,554

Earnings per common share - basic:
Income from discontinued operations	$ 2.05	$ 0.00	$ 2.05	$ 0.26	$ 0.02	$ 0.28

Earnings per common share - diluted:
Income from discontinued operations	$ 2.05	$ 0.00	$ 2.05	$ 0.26	$ 0.02	$ 0.28

Weighted average shares outstanding-basic	17,076	17,076	17,076	19,585	19,585	19,585
Weighted average shares outstanding-diluted	17,076	17,076	17,076	19,585	19,585	19,585

(1) In accordance with SFAS 144, the Company reports the results of operations and gain/loss related to the sale of real estate assets as discontinued operations. Real estate assets that are classified as held for sale are also reported as discontinued operations. The Company generally classifies properties held for sale when all significant contingencies surrounding the closing have been resolved. In many transactions, these contingencies are not satisfied until the actual closing of the transaction. Interest expense included in discontinued operations is limited to interest on mortgage debt specifically associated with properties sold or classified as held for sale.

Included in the table above are one property held for sale at June 30, 2006, two properties disposed of in 2006 and three properties disposed of in 2005.

Associated Estates Realty Corporation Overview of Operating Expenses Related to Repairs and Maintenance and Capitalized Expenditures (In thousands, except estimated GAAP useful life and cost per unit)

		Six Months Ended
		June 30, 2006
	Estimated
	GAAP Useful		Cost
	Life (Years)	Amount	Per Unit(1)
OPERATING EXPENSES RELATED TO REPAIRS AND MAINTENANCE

Repairs and maintenance(2)		$ 6,569	$ 428
Maintenance personnel labor cost(2)		3,361	219
Total Operating Expenses Related to Repairs and Maintenance		9,930	647

CAPITAL EXPENDITURES

Recurring Capital Expenditures (3)
Amenities	5	252	16
Appliances	5	408	26
Building improvements(4)	14	2,452	160
Carpet and flooring	5	1,380	90
Furnishings	5	16	1
HVAC and mechanicals	15	336	22
Landscaping and grounds	14	818	53
Suite improvements	5	101	7
Miscellaneous	5	45	3

Total Recurring Capital Expenditures - Properties		5,808	378

Corporate capital expenditures(5)		122	8
Less: Capital to be funded from the sale of properties (6)		(2,612)	(170)
Total Recurring Capital Expenditures		3,318	216

Total Recurring Capital Expenditures and Repairs and Maintenance		$ 13,248	$ 863

Total Recurring Capital Expenditures		$ 3,318

Investment/Revenue Enhancing Expenditures(7):
Siding/Painting	10	516
Building improvements	various	503
Total Investment/Revenue Enhancing Expenditures		1,019

Acquisition Capital	various	256

Capital to be funded from the sale of properties (6)	various	2,612

Grand Total Capital Expenditures		$ 7,205

(1) Calculated using 15,344 units, including 1,246 affordable housing units, 288 acquisition/disposition property units, and 13,810 same community market-rate units.

(2) Included in property operating and maintenance expense in the Consolidated Statements of Operations.

(3) See page 28 for the Company's definition of recurring fixed asset additions.

(4) Includes primarily building exterior work, exterior painting and new roofs.

(5) Includes upgrades to computer hardware and software as well as corporate office furniture and fixtures.

(6) The Company's practice has been to fund recurring capital expenditures via funds provided by operations and to fund investment/revenues enhancing expenditures either through proceeds from property sales, borrowings on the lines of credit or property refinancings. For 2006, the Company has budgeted to fund a portion of the recurring capital expenditures through the proceeds from property sales. The amount shown represents the prorata amount for the six months ended June 30, 2006.

(7) See page 28 for the Company's definition of investment/revenue enhancing additions.

Associated Estates Realty Corporation "Same Community" Market-Rate Data Operating Results for the Last Five Quarters (Unaudited, in thousands, except unit totals and per unit amounts)

	Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2006	2006	2005	2005	2005

Property Revenue	$ 32,001	$ 31,041	$ 30,539	$ 30,645	$ 30,387

Property Operating and Maintenance Expenses
Personnel	3,903	3,960	3,353	3,731	3,751
Advertising	468	491	435	455	449
Utilities	1,802	2,194	1,982	1,826	1,680
Repairs and maintenance	3,482	2,646	2,547	3,002	2,911
Real estate taxes and insurance	4,424	4,654	4,490	4,418	4,366
Other operating	1,327	1,087	1,296	1,298	1,176
Total Expenses	15,406	15,032	14,103	14,730	14,333

Net Operating Income (1)	$ 16,595	$ 16,009	$ 16,436	$ 15,915	$ 16,054

Operating Margin	51.9%	51.6%	53.8%	51.9%	52.8%

Total Number of Units	13,810	13,810	13,810	13,810	13,810

NOI Per Unit	$ 1,202	$ 1,159	$ 1,190	$ 1,152	$ 1,162

Average Net Collected Per Unit (2)	$ 748	$ 727	$ 714	$ 717	$ 710

Physical Occupancy - End of Period (3)	95.2%	94.7%	92.5%	93.7%	95.0%

(1) The net operating income shown for all quarters includes the results for Vista Lago Apartments acquired by the Company in March 2005.

(2) Represents gross potential rents less vacancies and concessions.

(3) Is defined as number of units occupied divided by total number of units.

Associated Estates Realty Corporation

"Same Community" Market-Rate Data

Operating Results for the Six Months Ended June 30, 2006 and 2005

(Unaudited, in thousands, except unit totals and per unit amounts)

	Six Months Ended
	June 30,
	2006	2005

Property Revenue	$ 60,709	$ 57,585

Property Operating and Maintenance Expenses
Personnel	7,709	7,359
Advertising	945	849
Utilities	3,900	3,598
Repairs and maintenance	5,958	5,102
Real estate taxes and insurance	8,579	8,166
Other operating	2,378	2,164
Total Expenses	29,469	27,238

Net Operating Income (1)	$ 31,240	$ 30,347

Operating Margin	51.5%	52.7%

Total Number of Units	13,494	13,494

NOI Per Unit	$ 2,315	$ 2,249

Average Net Collected Per Unit (2)	$ 727	$ 690

Physical Occupancy - End of Period (3)	95.2%	95.0%

(1) The net operating income shown for both years excludes the results for Vista Lago Apartments acquired by the Company in March 2005.

(2) Represents gross potential rents less vacancies and concessions.

(3) Is defined as number of units occupied divided by total number of units.

Associated Estates Realty Corporation "Same Community" Market-Rate Data As of June 30, 2006 and June 30, 2005 (Unaudited, in thousands, except unit totals and per unit amounts)

									Physical		Turnover
			Net Rent Collected per Unit (1)			Average Rent per Unit (2)			Occupancy (3)		Ratio (4)
	No. of	Average	Q2	Q2%		Q2	Q2%		Q2	Q2	Q2	Q2
	Units	Age(5)	2006	2005	Change	2006	2005	Change	2006	2005	2006	2005

Florida	1,272	7	$ 1,159	$1,028	12.7%	$ 1,232	$ 1,153	6.9%	96.0%	96.9%	82.1%	75.5%
Georgia	706	19	667	616	8.3%	847	846	0.1%	91.4%	93.2%	64.6%	55.5%
Indiana	836	10	752	719	4.6%	884	864	2.3%	97.1%	96.1%	93.8%	81.8%
Metro D.C.	667	20	1,138	1,079	5.5%	1,195	1,148	4.1%	97.5%	96.6%	38.4%	51.0%
Michigan	2,888	15	676	667	1.3%	831	811	2.5%	95.8%	96.4%	62.7%	60.8%
North Carolina	276	12	634	601	5.5%	852	835	2.0%	93.1%	93.1%	62.3%	68.1%
Ohio - Central Ohio	3,135	14	658	644	2.2%	770	734	4.9%	95.4%	95.3%	65.5%	58.4%
Ohio - Northeastern Ohio	2,348	21	735	670	9.7%	854	831	2.8%	94.5%	92.8%	65.8%	49.2%
Ohio - Northeastern - Congregate Care	50	21	532	575	(7.5)%	811	811	0.0%	60.0%	66.0%	56.0%	32.0%
Ohio - Toledo, Ohio	1,060	20	611	614	(0.5)%	742	704	5.4%	94.6%	94.5%	76.2%	87.2%
Pennsylvania	468	20	651	604	7.8%	800	745	7.4%	97.6%	92.9%	68.4%	60.7%
Texas	104	13	912	850	7.3%	1,105	1,091	1.3%	96.2%	95.2%	73.1%	50.0%
Total/Average "Same Community"
Market-Rate	13,810	16	$ 748	$ 710	5.4%	$ 874	$ 842	3.8%	95.2%	95.0%	67.7%	62.1%

(1) Represents gross potential rents less vacancies and allowances for all units divided by the number of units in a market.

(2) Represents gross potential rents for all units divided by the number of units in a market.

(3) Represents physical occupancy at the end of the quarter.

(4) Represents the number of units turned over for the period, divided by the number of units in a market, annualized.

(5) Age shown in years.

Associated Estates Realty Corporation Property Revenue For the Three Months Ended June 30, 2006 and 2005

		2006	2005	Q2	Q2
Property Revenue	No. of	Physical	Physical	2006	2005	Increase/	%
	Units	Occupancy (1)	Occupancy (1)	Revenue	Revenue	(Decrease )	Change
"Same Community" Market-Rate
Midwest Properties
Indiana	836	97.1%	96.1%	$ 1,941	$ 1,867	$ 74	4.0%
Michigan	2,888	95.8%	96.4%	6,141	5,998	143	2.4%
Ohio - Central Ohio	3,135	95.4%	95.3%	6,375	6,276	99	1.6%
Ohio - Northeastern Ohio	2,348	94.5%	92.8%	5,341	4,846	495	10.2%
Ohio - Northeastern - Congregate Care	50	60.0%	66.0%	121	121	0	0.0%
Ohio - Toledo, Ohio	1,060	94.6%	94.5%	2,028	2,033	(5)	(0.2)%
Pennsylvania	468	97.6%	92.9%	953	889	64	7.2%
Total Midwest Properties	10,785	95.3%	94.8%	22,900	22,030	870	3.9%

Mid-Atlantic/Southeast Properties
Florida	1,272	96.0%	96.9%	4,551	4,081	470	11.5%
Georgia	706	91.4%	93.2%	1,428	1,323	105	7.9%
Metro D.C.	667	97.5%	96.6%	2,301	2,188	113	5.2%
North Carolina	276	93.1%	93.1%	535	503	32	6.4%
Texas	104	96.2%	95.2%	286	262	24	9.2%
Total Mid-Atlantic/Southeast Properties	3,025	95.0%	95.6%	9,101	8,357	744	8.9%
Total "Same Community" Market-Rate	13,810	95.2%	95.0%	32,001	30,387	1,614	5.3%

Affordable Housing
Ohio	1,246	99.7%	99.2%	2,493	2,491	2	0.1%

Acquisitions (2)
Georgia	168	97.6%	N/A	509	-	509	100.0%
Total Property Revenue	15,224	95.6%	95.3%	$ 35,003	$ 32,878	$ 2,125	6.5%

(1) Represents physical occupancy at the end of the quarter.

(2) The Company defines acquisition properties as acquired properties which have not yet reached stabilization. A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

Associated Estates Realty Corporation Property Operating Expenses For the Three Months Ended June 30, 2006 and 2005

		2006	2005	Q2	Q2
Property Operating Expenses	No. of	Physical	Physical	2006	2005	Increase/	%
	Units	Occupancy (1)	Occupancy (1)	Expenses	Expenses	(Decrease )	Change
"Same Community" Market-Rate
Midwest Properties
Indiana	836	97.1%	96.1%	$ 876	$ 993	$ (117)	(11.8)%
Michigan	2,888	95.8%	96.4%	3,130	2,787	343	12.3%
Ohio - Central Ohio	3,135	95.4%	95.3%	3,336	3,120	216	6.9%
Ohio - Northeastern Ohio	2,348	94.5%	92.8%	2,606	2,444	162	6.6%
Ohio - Northeastern - Congregate Care	50	60.0%	66.0%	165	141	24	17.0%
Ohio - Toledo, Ohio	1,060	94.6%	94.5%	1,099	999	100	10.0%
Pennsylvania	468	97.6%	92.9%	478	458	20	4.4%
Total Midwest Properties	10,785	95.3%	94.8%	11,690	10,942	748	6.8%

Mid-Atlantic/Southeast Properties
Florida	1,272	96.0%	96.9%	1,827	1,535	292	19.0%
Georgia	706	91.4%	93.2%	700	700	-	0.0%
Metro D.C.	667	97.5%	96.6%	741	739	2	0.3%
North Carolina	276	93.1%	93.1%	289	270	19	7.0%
Texas	104	96.2%	95.2%	159	147	12	8.2%
Total Mid-Atlantic/Southeast Properties	3,025	95.0%	95.6%	3,716	3,391	325	9.6%
Total "Same Community" Market-Rate	13,810	95.2%	95.0%	15,406	14,333	1,073	7.5%

Affordable Housing
Ohio	1,246	99.7%	99.2%	1,239	1,218	21	1.7%

Acquisitions (2)
Georgia	168	97.6%	N/A	221	-	221	100.0%
Total Property Operating Expenses	15,224	95.6%	95.3%	$ 16,866	$ 15,551	$ 1,315	8.5%

(1) Represents physical occupancy at the end of the quarter.

(2) The Company defines acquisition properties as acquired properties which have not yet reached stabilization. A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

Associated Estates Realty Corporation Property Net Operating Income (Property NOI) For the Three Months Ended June 30, 2006 and 2005

		2006	2005	Q2	Q2
Property NOI (1)	No. of	Physical	Physical	2006	2005	Increase/	%
	Units	Occupancy (2)	Occupancy (2)	NOI	NOI	(Decrease )	Change
"Same Community" Market-Rate
Midwest Properties
Indiana	836	97.1%	96.1%	$ 1,065	$ 874	$ 191	21.9%
Michigan	2,888	95.8%	96.4%	3,011	3,211	(200)	(6.2)%
Ohio - Central Ohio	3,135	95.4%	95.3%	3,039	3,156	(117)	(3.7)%
Ohio - Northeastern Ohio	2,348	94.5%	92.8%	2,735	2,402	333	13.9%
Ohio - Northeastern - Congregate Care	50	60.0%	66.0%	(44)	(20)	(24)	(120.0)%
Ohio - Toledo, Ohio	1,060	94.6%	94.5%	929	1,034	(105)	(10.2)%
Pennsylvania	468	97.6%	92.9%	475	431	44	10.2%
Total Midwest Properties	10,785	95.3%	94.8%	11,210	11,088	122	1.1%

Mid-Atlantic/Southeast Properties
Florida	1,272	96.0%	96.9%	2,724	2,546	178	7.0%
Georgia	706	91.4%	93.2%	728	623	105	16.9%
Metro D.C.	667	97.5%	96.6%	1,560	1,449	111	7.7%
North Carolina	276	93.1%	93.1%	246	233	13	5.6%
Texas	104	96.2%	95.2%	127	115	12	10.4%
Total Mid-Atlantic/Southeast Properties	3,025	95.0%	95.6%	5,385	4,966	419	8.4%
Total "Same Community" Market-Rate	13,810	95.2%	95.0%	16,595	16,054	541	3.4%

Affordable Housing
Ohio	1,246	99.7%	99.2%	1,254	1,273	(19)	(1.5)%

Acquisitions (3)
Georgia	168	97.6%	N/A	288	-	288	100.0%
Total Property NOI	15,224	95.6%	95.3%	$ 18,137	$ 17,327	$ 810	4.7%

(1) See page 27 for a reconciliation of net income (loss) to this non-GAAP measurement and for the Company's definition of this non-GAAP measurement.

(2) Represents physical occupancy at the end of the quarter.

(3) The Company defines acquisition properties as acquired properties which have not yet reached stabilization. A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

Associated Estates Realty Corporation Property Revenue For the Six Months Ended June 30, 2006 and 2005

		2006	2005
Property Revenue	No. of	Physical	Physical	2006	2005	Increase/	%
	Units	Occupancy (1)	Occupancy (1)	Revenue	Revenue	(Decrease )	Change
"Same Community" Market-Rate
Midwest Properties
Indiana	836	97.1%	96.1%	$ 3,804	$ 3,697	$ 107	2.9%
Michigan	2,888	95.8%	96.4%	12,033	11,821	212	1.8%
Ohio - Central Ohio	3,135	95.4%	95.3%	12,657	12,271	386	3.1%
Ohio - Northeastern Ohio	2,348	94.5%	92.8%	10,416	9,438	978	10.4%
Ohio - Northeastern - Congregate Care	50	60.0%	66.0%	253	274	(21)	(7.7)%
Ohio - Toledo, Ohio	1,060	94.6%	94.5%	3,969	4,011	(42)	(1.0)%
Pennsylvania	468	97.6%	92.9%	1,855	1,708	147	8.6%
Total Midwest Properties	10,785	95.3%	94.8%	44,987	43,220	1,767	4.1%

Mid-Atlantic/Southeast Properties
Florida	956	96.4%	97.6%	6,719	5,888	831	14.1%
Georgia	706	91.4%	93.2%	2,851	2,640	211	8.0%
Metro D.C.	667	97.5%	96.6%	4,527	4,329	198	4.6%
North Carolina	276	93.1%	93.1%	1,058	994	64	6.4%
Texas	104	96.2%	95.2%	567	514	53	10.3%
Total Mid-Atlantic/Southeast Properties	2,709	95.0%	95.7%	15,722	14,365	1,357	9.4%
Total "Same Community" Market-Rate	13,494	95.2%	95.0%	60,709	57,585	3,124	5.4%

Affordable Housing
Ohio	1,246	99.7%	99.2%	4,995	4,967	28	0.6%

Acquisitions (2)
Florida	316	94.6%	N/A	2,333	1,308	1,025	78.4%
Georgia	168	97.6%	N/A	1,008	-	1,008	100.0%
Total Property Revenue	15,224	95.6%	95.3%	$ 69,045	$ 63,860	$ 5,185	8.1%

(1) Represents physical occupancy at the end of the quarter.

(2) The Company defines acquisition properties as acquired properties which have not yet reached stabilization. A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

Associated Estates Realty Corporation Property Operating Expenses For the Six Months Ended June 30, 2006 and 2005

		2006	2005
Property Operating Expenses	No. of	Physical	Physical	2006	2005	Increase/	%
	Units	Occupancy (1)	Occupancy (1)	Expenses	Expenses	(Decrease )	Change
"Same Community" Market-Rate
Midwest Properties
Indiana	836	97.1%	96.1%	$ 1,689	$ 1,654	$ 35	2.1%
Michigan	2,888	95.8%	96.4%	6,002	5,495	507	9.2%
Ohio - Central Ohio	3,135	95.4%	95.3%	6,416	5,989	427	7.1%
Ohio - Northeastern Ohio	2,348	94.5%	92.8%	5,717	5,208	509	9.8%
Ohio - Northeastern - Congregate Care	50	60.0%	66.0%	314	282	32	11.3%
Ohio - Toledo, Ohio	1,060	94.6%	94.5%	2,048	1,814	234	12.9%
Pennsylvania	468	97.6%	92.9%	913	891	22	2.5%
Total Midwest Properties	10,785	95.3%	94.8%	23,099	21,333	1,766	8.3%

Mid-Atlantic/Southeast Properties
Florida	956	96.4%	97.6%	2,635	2,298	337	14.7%
Georgia	706	91.4%	93.2%	1,416	1,353	63	4.7%
Metro D.C.	667	97.5%	96.6%	1,452	1,429	23	1.6%
North Carolina	276	93.1%	93.1%	553	519	34	6.8%
Texas	104	96.2%	95.2%	314	306	8	2.6%
Total Mid-Atlantic/Southeast Properties	2,709	95.0%	95.7%	6,370	5,905	465	7.9%
Total "Same Community" Market-Rate	13,494	95.2%	95.0%	29,469	27,238	2,231	8.2%

Affordable Housing
Ohio	1,246	99.7%	99.2%	2,845	2,564	281	11.0%

Acquisitions (2)
Florida	316	94.6%	N/A	969	523	446	85.3%
Georgia	168	97.6%	N/A	435	-	435	100.0%
Total Property Operating Expenses	15,224	95.6%	95.3%	$ 33,718	$ 30,325	$ 3,393	11.2%

(1) Represents physical occupancy at the end of the quarter.

(2) The Company defines acquisition properties as acquired properties which have not yet reached stabilization. A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

Associated Estates Realty Corporation Property Net Operating Income (Property NOI) For the Six Months Ended June 30, 2006 and 2005

		2006	2005
Property NOI (1)	No. of	Physical	Physical	2006	2005	Increase/	%
	Units	Occupancy (2)	Occupancy (2)	NOI	NOI	(Decrease )	Change
"Same Community" Market-Rate
Midwest Properties
Indiana	836	97.1%	96.1%	$ 2,115	$ 2,043	$ 72	3.5%
Michigan	2,888	95.8%	96.4%	6,031	6,326	(295)	(4.7)%
Ohio - Central Ohio	3,135	95.4%	95.3%	6,241	6,282	(41)	(0.7)%
Ohio - Northeastern Ohio	2,348	94.5%	92.8%	4,699	4,230	469	11.1%
Ohio - Northeastern - Congregate Care	50	60.0%	66.0%	(61)	(8)	(53)	(662.5)%
Ohio - Toledo, Ohio	1,060	94.6%	94.5%	1,921	2,197	(276)	(12.6)%
Pennsylvania	468	97.6%	92.9%	942	817	125	15.3%
Total Midwest Properties	10,785	95.3%	94.8%	21,888	21,887	1	0.0%

Mid-Atlantic/Southeast Properties
Florida	956	96.4%	97.6%	4,084	3,590	494	13.8%
Georgia	706	91.4%	93.2%	1,435	1,287	148	11.5%
Metro D.C.	667	97.5%	96.6%	3,075	2,900	175	6.0%
North Carolina	276	93.1%	93.1%	505	475	30	6.3%
Texas	104	96.2%	95.2%	253	208	45	21.6%
Total Mid-Atlantic/Southeast Properties	2,709	95.0%	95.7%	9,352	8,460	892	10.5%
Total "Same Community" Market-Rate	13,494	95.2%	95.0%	31,240	30,347	893	2.9%

Affordable Housing
Ohio	1,246	99.7%	99.2%	2,150	2,403	(253)	(10.5)%

Acquisitions (3)
Florida	316	94.6%	N/A	1,364	785	579	73.8%
Georgia	168	97.6%	N/A	573	-	573	100.0%
Total Property NOI	15,224	95.6%	95.3%	$ 35,327	$ 33,535	$ 1,792	5.3%

(1) See page 27 for a reconciliation of net income (loss) to this non-GAAP measurement and for the Company's definition of this non-GAAP measurement.

(2) Represents physical occupancy at the end of the quarter.

(3) The Company defines acquisition properties as acquired properties which have not yet reached stabilization. A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

Associated Estates Realty Corporation Debt Structure As of June 30, 2006 (Dollar and share amounts in thousands)

			Current
	Balance	Percentage	Weighted
	Outstanding	of	Average
	June 30, 2006	Total Debt	Interest Rate

FIXED RATE DEBT
Mortgages payable	$ 381,041	74.5%	7.7%
Unsecured borrowing	25,780	5.0%	7.9%
Total fixed rate debt	406,821	79.5%	7.7%

VARIABLE RATE DEBT
Mortgages payable	92,567	18.1%	6.8%
Line of credit borrowings	12,400	2.4%	6.5%
Total variable rate debt	104,967	20.5%	6.7%
TOTAL DEBT	$ 511,788	100.0%	7.5%

Interest coverage ratio (1)	1.46:1
Fixed charge coverage ratio (2)	1.31:1

Weighted average maturity	4.9 years

SCHEDULED PRINCIPAL MATURITIES
	Fixed Rate - CMBS	Fixed Rate - Other	Variable Rate	Total

2006	$ -	$ -	$ -	$ -
2007	66,315	-	-	66,315
2008 (3)	36,419	-	12,400	48,819
2009	78,839	-	20,000	98,839
2010	61,069	-	61,920	122,989
2011	69,104	-	9,400	78,504
Thereafter	69,295	25,780	1,247	96,322
Total	$ 381,041	$ 25,780	$ 104,967	$ 511,788

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

INTEREST RATE SWAP
Amortization of termination fee (4)	$ (90)	$ (263)	$ (243)	$ (382)
Interest rate swap expense	-	(47)	-	(111)
Total	$ (90)	$ (310)	$ (243)	$ (493)

(1) Is calculated as EBITDA divided by interest expense, including capitalized interest and amortization of deferred financing costs, and excluding defeasance costs and preferred redemption cost write-off. See page 26 for a reconciliation of net income (loss) to EBITDA and for the Company's definition of EBITDA.

(2) Represents interest expense and preferred stock dividend payment coverage, excluding defeasance costs and preferred redemption cost write-off.

(3) Includes one of the Company's lines of credit which matures in 2008.

(4) On December 11, 2000, the Company executed termination agreements for two swaps. The Company received termination payments totaling $3.2 million, which are being amortized over the remaining terms of the swaps through 2007, at the rate of $30,019 month or $360,237 per year. In connection with the defeasance of one mortgage loan during the quarter ended March 31, 2006, the Company wrote off $57,000, which was the remaining unamortized portion of the fee related to this loan.

Associated Estates Realty Corporation Joint Venture Summary Data For the Three and Six Months Ended June 30, 2006 and 2005 (Unaudited, dollar amounts in thousands)

Balance Sheet Data	June 30,	December 31,
	2006	2005

Real estate, net	$ 53,056	$ 54,057
Other assets	3,489	2,249
	$ 56,545	$ 56,306

Amount payable to the Company	$ -	$ 69
Mortgage payable	46,166	46,173
Other liabilities	1,525	902
Equity	8,854	9,162
	$ 56,545	$ 56,306

Beneficial Interest in Operations	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Property revenue	$ 1,047	$ 952	$ 2,051	$ 1,810
Cost of operations	562	591	1,059	1,104
Revenue less cost of operations	485	361	992	706
Interest expense, net	(321)	(288)	(630)	(592)
Depreciation - real estate assets	(240)	(239)	(480)	(480)
Depreciation - other	(45)	(44)	(89)	(94)
Amortization of deferred costs	(9)	(9)	(17)	(17)
Amortization of deferred financing fees	(12)	(16)	(24)	(23)
Discontinued operations:
Results of operations	-	-	-	-
Gain on sale of property	-	-	-	-
Net (loss) income	(142)	(235)	(248)	(500)
Add:
Depreciation - real estate assets	240	239	480	480
Amortization of deferred costs	9	9	17	17
Funds From Operations (FFO) (1)	$ 107	$ 13	$ 249	$ (3)

	Number of		AERC's
Summary of Debt	Units	At 100%	Prorata	Maturity Date

Lakeshore Village (50.0% Affordable)	108	$ 4,166	$ 2,083	8/1/2031
Idlewylde Apartments (49.0% Market-	843	42,000	20,580	6/1/2010

Total of all joint ventures	951	$ 46,166	$ 22,663

(1) See page 25 for the Company's definition of this non-GAAP measurement.

Associated Estates Realty Corporation 2006 Financial Outlook As of July 27, 2006

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on the cover of this document for a list of risk factors. In addition, the timing of property sales, the net sale proceeds generated from property sales, and the timing of the use of the net sale proceeds, along with changes to interest rates could have a material impact on the projections included in these forward-looking statements.

Earnings Guidance Per Common Share - Diluted
Expected net income	$1.35 to $1.39
Expected real estate depreciation and amortization	1.85
Expected adjustments to unconsolidated joint ventures	0.06
Expected defeasance costs on secured costs	0.87
Expected gains on disposition of properties	(3.15)
Expected Funds from Operations (FFO) Excluding Defeasance Costs (1)	$0.98 to $1.02

Same Community Portfolio
Revenue growth	4.25% to 4.75%
Expense growth	6.0% to 6.5%
Property NOI(2) growth	2.75% to 3.25%
Physical occupancy	94%

Transactions
Dispositions	$75 million
Acquisitions	$0 million
Development	$0 million

Corporate Expenses
General and administrative expense growth	10.0% to 20.0%

Debt
Capitalized interest	$0 million
Expensed interest (excluding debt extinguishment costs)	$39 million
LIBOR	4.37% to 5.62%
Expected defeasance costs	$15 million

Capital Structure
Common share repurchases	$10 million

(1) See page 25 for the Company's definition of this non-GAAP measurement.

(2) See page 27 for the Company's definition of this non-GAAP measurement.

Associated Estates Realty Corporation Definitions of Non-GAAP Financial Measures

This supplemental includes certain non-GAAP financial measures that the Company believes are helpful in understanding our business, as further described below. The Company's definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations ("FFO")

The Company defines FFO as the inclusion of all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under GAAP, adjusted for depreciation on real estate assets and amortization of intangible assets and gains and losses from the disposition of properties and land. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs.

Funds from Operations ("FFO") Excluding Defeasance Costs and/or Preferred Redemption Costs

The Company defines FFO excluding defeasance costs and/or preferred redemption costs as FFO, as defined above, plus the add back of defeasance costs of $3,524,000 and $7,083,000 for the quarter and six months ended June 30, 2006, respectively, and the $2,163,000 original issuance costs associated with the redemption of preferred shares for the six months ended June 30, 2005. In accordance with GAAP, the defeasance costs are included as interest expense in the Company's Consolidated Statement of Operations. These costs are the costs associated with the defeasance (prepayment) of four and eight loans, respectively. Also, in accordance with GAAP, the Company reclassified the original issuance costs associated with the redemption of preferred shares from paid-in capital to operating activity in connection with the redemption of the Series A Preferred Shares in January 2005. The Company is providing this calculation as an alternative FFO calculation as it considers it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.

Funds Available for Distribution ("FAD")

The Company defines FAD as FFO plus depreciation-other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. Adjustments for joint ventures are calculated to reflect FAD on the same basis. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO, it captures real estate performance by excluding gains or losses from the disposition of properties and land and depreciation on real estate assets and amortization of intangible assets. Unlike FFO, FAD also reflects the recurring capital expenditures that are necessary to maintain the associated real estate.

Associated Estates Realty Corporation Definitions of Non-GAAP Financial Measures

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company considers EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest which permits investors to view income from operations unclouded by non-cash depreciation or the cost of debt. Below is a reconciliation of net income (loss) available to common shareholders to EBITDA.

	Three Months Ended June 30,
	2006	2005

Net income (loss) available to common shareholders	$ 26,701	$ (432)
Equity in net loss of joint venture	142	235
Preferred share dividends	1,261	1,262
Original issuance costs related to redemption of preferred shares	-	-
Interest income	(115)	(73)
Interest expense, net	13,687	10,982
Depreciation and amortization	8,274	9,024
Gain on disposition of properties	(34,723)	(4,032)
Taxes	84	70
EBITDA	15,311	17,036
EBITDA - Joint Ventures:
Equity in net loss of joint venture	(142)	(235)
Interest expense, net	321	288
Depreciation and amortization	306	308
EBITDA - Joint Ventures	485	361
Total EBITDA	$ 15,796	$ 17,397

	Six Months Ended June 30,
	2006	2005

Net income (loss) available to common shareholders	$ 17,816	$ (7,275)
Equity in net loss of joint venture	248	500
Preferred share dividends	2,523	2,607
Original issuance costs related to redemption of preferred shares	-	2,163
Interest income	(496)	(186)
Interest expense, net	27,883	20,985
Depreciation and amortization	16,963	17,819
Gain on disposition of properties	(34,723)	(4,032)
Taxes	154	140
EBITDA	30,368	32,721
EBITDA - Joint Ventures:
Equity in net loss of joint venture	(248)	(500)
Interest expense, net	630	592
Depreciation and amortization	610	135
EBITDA - Joint Ventures	992	227
Total EBITDA	$ 31,360	$ 32,948

Associated Estates Realty Corporation Definitions of Non-GAAP Financial Measures

Net Operating Income ("NOI")

NOI is determined by deducting property operating and maintenance expenses, direct property management and service companies expenses and painting service expense from total revenues. The Company evaluates the performance of its reportable segments based on NOI. The Company considers NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio and management and service companies at the property and management service company level and is used to assess regional property and management and service company level performance. NOI should not be considered an alternative to net income as a measure of performance or cash generated from operating activities in accordance with GAAP and, therefore, it should not be considered indicative of cash available to fund cash needs.

Property Net Operating Income ("Property NOI")

Property NOI is determined by deducting property operating and maintenance expenses from total property revenue. The Company considers Property NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio at the property level and is used to assess regional property level performance. Property NOI should not be considered an alternative to net income as a measure of performance or cash generated from operating activities in accordance with GAAP and, therefore, it should not be considered indicative of cash available to fund cash needs. The following is a reconciliation of Property NOI to total consolidated net income (loss).

	Three Months Ended June 30,
	2006	2005

Property NOI	$ 18,137	$ 17,327
Management and service operations NOI	(380)	(362)
Depreciation and amortization	(8,222)	(8,307)
General and administrative expense	(2,647)	(2,091)
Interest income	115	73
Interest expense	(13,687)	(10,399)
Equity in net loss of joint ventures	(142)	(235)
Minority interest in operating partnership	(16)	(16)
Income from discontinued operations	34,804	4,840
Consolidated net income	$ 27,962	$ 830

	Six Months Ended June 30,
	2006	2005

Property NOI	$ 35,327	$ 33,535
Management and service operations NOI	(620)	(633)
Depreciation and amortization	(16,676)	(16,153)
General and administrative expense	(4,993)	(4,141)
Interest income	496	186
Interest expense	(27,867)	(20,321)
Equity in net loss of joint ventures	(248)	(500)
Minority interest in operating partnership	(32)	(32)
Income from discontinued operations	34,952	5,554
Consolidated net income (loss)	$ 20,339	$ (2,505)

Associated Estates Realty Corporation Definitions of Non-GAAP Financial Measures

Recurring Fixed Asset Additions

The Company considers recurring fixed asset additions to a property to be capital expenditures made to replace worn out assets so as to maintain the property's value.

Investment/Revenue Enhancing and/or Non-Recurring Fixed Asset Additions

The Company considers investment/revenue enhancing and/or non-recurring fixed assets to be capital expenditures if such improvements increase the value of the property and/or enable the Company to increase rents.

"Same Community" Market-Rate Properties

"Same Community" Market-Rate Properties are conventional multifamily residential apartments, which have reached stabilization and were owned and operational for the entire periods presented. The Company considers a property stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.